UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2009

STARGOLD MINES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-51197	98-0400208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

1840 Gateway Drive
Suite 200
San Mateo, California 94404

(Address of principal executive offices)

(650) 378-1214
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Effective March 27, 2009, F. Bryson Farrill resigned as a director and as Chief Executive Officer and Chief Financial Officer of the Registrant.  Effective March 4, 2009, Keith C. Minty resigned as a director of the Registrant.

(c)           Effective March 27, 2009, Evgeny Belchenko, the Company’s sole director following Mr. Minty’s resignation, was appointed to serve as the Registrant’s Chief Executive Officer.  Mr. Belchenko, age 53, has served as a director of the Registrant since April 2008.  He has been the General Director of UniverCompany LLC, that has been acquired by the Registrant, since December 2005. From 1999 to 2003, Mr. Belchenko was the Chairman of the Board of Directors of Severnye Rudnye Technologii, Closed Joint-Stock Company (“Severnye”), that specialized in exploration and mining of mineral resources, including gold, in Russia. From 2003 until joining UniverCompany LLC, Mr. Belchenko had been the General Director of Severnye.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2009	STARGOLD MINES, INC. (Registrant)

	By:	/s/ Evgeny Belchenko
Name: Evgeny Belchenko
Title: Chief Executive Officer